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                                                            EXHIBIT 99(a)(1)(F)


               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT


        If you previously elected to reject Repeater Technologies, Inc.'s ("Repeater") Offer to Exchange, and you would like to change your election and accept the Offer, you must sign this Notice AND a new Election Form and return both to Elif Kuvvetli or Tim Marcotte before 5:00 p.m., Pacific Standard Time, on December 28, 2001, unless the Offer is extended. This Notice of Change in Election may be sent via mail or courier to Elif Kuvvetli or Tim Marcotte at Repeater's corporate offices in Sunnyvale, California, facsimile to (408) 743-9394, or e-mail to ekuvvetli@repeaters.com or timm@repeaters.com. Notices returned via e-mail or facsimile will be accepted, provided the originals are received by January 4, 2002. If you have questions regarding the process for returning this Notice, please contact Elif Kuvvetli via e-mail at ekuvvetli@repeaters.com or by telephone at (408) 743-9400, or Tim Marcotte via e-mail at timm@repeaters.com or by telephone at (408) 743-9316.

To Repeater:

        I previously received a copy of the Offer to Exchange (dated November 28, 2001), the e-mail notice, the Summary of Terms and an Election Form. I signed and returned the Election Form, in which I elected to reject Repeater's Offer to Exchange. I now wish to change that election, and accept Repeater's Offer to Exchange. I understand that by signing this Notice and a new Election Form and delivering both to Elif Kuvvetli or Tim Marcotte, I will be able to withdraw my rejection of the Offer and accept the Offer instead. I have read and understand all of the terms and conditions of the Offer to Exchange.

        I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to Elif Kuvvetli or Tim Marcotte before 5:00 p.m., Pacific Standard Time, on December 28, 2001, or if Repeater extends the deadline to exchange options, before the extended expiration of the Offer.

        I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

        I accept the offer to exchange options as indicated in the Election Form completed as of the date hereof.

                                                     Date:
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      Optionee Signature


Name:
     --------------------------------
     (Please print)


REPEATER HEREBY AGREES AND ACCEPTS THIS NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT, AND SUCH ACCEPTANCE SHALL BE BINDING ON REPEATER'S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

REPEATER TECHNOLOGIES, INC.


By:                                                  Date:
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Title:
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